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C) EXHIBITS.

                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-32193) and on Form S-8 (Nos. 333-08435, 333-24713, 333-39285, 333-64141, 333-89247, 333-92233, 333-44016 and 333-57708)
of Macromedia, Inc. of our report dated January 16, 2001, except as to the information in Note 15, for which the date is May 15, 2001 relating to the financial statements of Allaire Corporation, which appears in this Current Report on Form 8-K of Macromedia, Inc.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 4, 2001


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